UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITES EXCHANGE ACT OF 1934


Date of Report (Date of earliest events reported) August 18, 2000
                                                  -----------------------
                                                  (August 4, 2000)
                                                  -----------------------


                      PUBLIC SERVICE COMPANY OF NEW MEXICO
             (Exact name of registrant as specified in its charter)


         New Mexico                                          85-0019030
 ---------------------------     Commission              ----------------------
(State or Other Jurisdiction     File Number 1-6986        (I.R.S. Employer
     of Incorporation)                       ------      Identification) Number)



  Alvarado Square, Albuquerque, New Mexico                      87158
  ----------------------------------------                      -----
  (Address of principal executive offices)                    (Zip Code)



                                 (505) 241-2700
                                 --------------

              (Registrant's telephone number, including area code)


                         ------------------------------
              (Former name, former address and former fiscal year,
                         if changed since last report)



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Item  5.   Other Event

The following are press releases recently issued by the Company and are being filed herewith as current events.

PNM Plans to Buy Back $35 Million in Common Stock

Albuquerque, N.M., August 8, 2000 -- PNM, Public Service Company of New Mexico (NYSE:PNM), today announced plans to repurchase up to $35 million of its common stock through the end of the first quarter of 2001.

"Given our current circumstances, repurchase of outstanding shares represents the best use of the excess cash the company has available at this time," said PNM President and Chief Executive Officer Jeff Sterba. "Reducing the number of shares available in the marketplace is one of the most direct ways of translating PNM's strong financial performance into enhanced shareholder value."

PNM plans to buy shares on the open market from time to time, depending on prevailing market conditions and other factors. The company may discontinue purchase of the common stock at any time that management determines additional purchases are not warranted.

There are 39,535,699 shares of PNM common stock now outstanding.

PNM Proposes Settlement of Gas Rate Cases

ALBUQUERQUE, N.M. August 4, 2000 -- PNM, Public Service Company of New Mexico (NYSE:PNM), has asked the state Public Regulation Commission (PRC) to adopt a stipulated settlement that would resolve two pending gas rate cases.

The stipulated agreement negotiated between the company and the commission staff resolves two cases originally decided by a former regulatory commission, appealed to the state Supreme Court and remanded to the PRC by the court earlier this year. Three gas transportation customers oppose the stipulation.

The settlement would resolve all issues raised by the Supreme Court's remand through a global settlement. If approved by the commission, the settlement would add about $1.2 million to PNM revenues in the final quarter of 2000, $4.7 million in 2001, and $3.9 million in 2002.

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


Upon approval, PNM will reverse certain reserves for costs recovered in the settlement that were recorded against earnings at the time of the original regulatory orders, resulting in a one-time gain of $5.4 million, or 8 cents per share. That amount will be collected from customers in rates over the next 13 years.

Hearings on the proposed settlement are scheduled to begin August 14. The commission has previously said it expects to issue a final decision on the two gas rate cases by the end of September.

Statements made in this filing that relate to future events are made pursuant to the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon current expectations and the company assumes no obligation to update this information. Because actual results may differ materially from expectations, the company cautions readers not to place undue reliance on these statements. Continued growth of the company's sales and revenues is dependent upon a number of factors, which the company is unable to predict at this time and which may have an impact on PNM's future profitability. For a more detailed discussion of these and other important factors affecting PNM, please see "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Form 10-K for the year ended December 31, 1999, and Form 10-Q for the quarter ended June 30, 2000 and the Company's various Form 8-K's filed with the Securities and Exchange Commission.

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


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         PUBLIC SERVICE COMPANY OF NEW MEXICO
                                                    (Registrant)


Date:  August 18, 2000                           /s/ John R. Loyack
                                         ------------------------------------
                                                    John R. Loyack
                                         Vice President, Corporate Controller
                                             and Chief Accounting Officer
                                              (Officer duly authorized
                                                to sign this report)

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